Consent of Independent Auditors


We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-74689) of Commercial Assets, Inc. of our report dated December 3, 1998, with respect to the Statement of Excess of Revenues over Specific Operating Expenses of the Lakeshore Villas Manufactured Home Community for the year ended September 30, 1998 which is included in the Current Report (Form 8-K) dated April 29, 1999.


                                                               ERNST & YOUNG LLP



Denver, Colorado
April 28, 1999